Exhibit 5.1

1099 NEW YORK AVENUE, NW SUITE 900 WASHINGTON, DC 20001-4412

June 30, 2017

Pinnacle Entertainment, Inc.

3980 Howard Hughes Parkway

Las Vegas, Nevada 89169

Re: Registration of Securities on Form S-3

Ladies and Gentlemen:

We are acting as special counsel to Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on or about the date of this opinion (such Registration Statement, as amended or supplemented, the “Registration Statement”). The Registration Statement relates to the potential issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of the following securities in one or more series: (i) common stock, $0.01 par value per share, of the Company (“Common Stock”); (ii) preferred stock, $0.01 par value per share, of the Company (“Preferred Stock”); (iii) depositary shares representing Preferred Stock or other equity stock (“Depositary Shares”); (iv) debt securities of the Company, which may be secured or unsecured, and which may represent senior, senior subordinated or subordinated obligations of the Company (“Debt Securities”); (v) warrants to purchase Debt Securities, shares of Preferred Stock, Depositary Shares, shares of Common Stock and/or other securities (“Warrants”); rights to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities or other securities (“Rights”); (v) contracts obligating holders to purchase from the Company, and the Company to sell to holders, the Company’s securities at a future date or dates (“Purchase Contracts”); and (vi) units consisting of one or more Purchase Contracts, Warrants, Debt Securities, shares of Preferred Stock, shares of Common Stock, Rights, Depositary Shares or any combination of such securities (“Units,” and, together with the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Rights and Purchase Contracts, the “Securities”). The Registration Statement provides that the Debt Securities, Preferred Stock, Warrants, Rights, Purchase Contracts and Units may be convertible into or exercisable or exchangeable for Common Stock or Preferred Stock or other securities of the Company or debt or equity securities of one or more other entities.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (a) the certificate of incorporation and bylaws of the Company, each as amended to date; (b) certain minutes and records of corporate proceedings of the Company; and (c) the Registration Statement and exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity and competency of all natural persons, the genuineness of the

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June 30, 2017

signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, certificates or comparable documents of public officials and factual information we have obtained from such other sources as we have deemed reasonable.

For purposes of this opinion, we have also assumed that (a) at the time any Securities are sold pursuant to the Registration Statement, all corporate or other action required to be taken by the Company to duly authorize each issuance of Securities (and any other Securities that may be issuable upon conversion, exercise or exchange of such Securities) and any related documentation (including the due reservation of any shares of Common Stock or Preferred Stock for issuance upon conversion, exchange or exercise of any Securities) shall have been duly completed and shall remain in full force and effect and (b) upon issuance of any shares of Common Stock or Preferred Stock (including upon conversion, exercise or exchange of any other Securities), the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under its certificate of incorporation and other relevant documents.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, assumptions and limitations set forth in this letter, we are of the opinion that:

(1)	With respect to shares of Common Stock, when such shares of Common Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein (in an amount at least equal to the aggregate par value of such shares), such shares of Common Stock will be validly issued, fully paid and non-assessable.

(2)	With respect to shares of Preferred Stock, when (a) the applicable Certificate of Designations for such Preferred Stock has been duly executed and filed with the Office of the Secretary of State of the State of Delaware and (b) such shares of Preferred Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein (in an amount at least equal to the aggregate par value of such shares), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

(3)

With respect to any Depositary Shares, when (a) such Depositary Shares have been duly authorized by the Board of Directors of the Company or a duly authorized committee thereof, (b) a Deposit Agreement relating to such Depositary Shares has been duly authorized, executed and delivered by the Company, (c) the terms of such Depositary Shares and of their sale and issuance have been duly established in conformity with the

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June 30, 2017

certificate of incorporation of the Company, the bylaws of the Company and the Deposit Agreement, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (d) such Depositary Shares have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, and if all of the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company, such Depositary Shares will be duly authorized and constitute valid and legally binding obligations of the Company.

(4)	With respect to any Debt Securities, when (a) the applicable indenture has been qualified under the United States Trust Indenture Act of 1939, as amended, and (b) such Debt Securities have been executed, issued, delivered and authenticated in accordance with the terms of the applicable indenture, any applicable supplement thereto and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, such Debt Securities will constitute legal, valid and binding obligations of the Company, subject to (x) the establishment of the terms of such Debt Securities in accordance with the applicable indenture and any applicable supplement thereto and (y) any such supplemental indenture having been duly authorized and validly executed and delivered by the Company and the trustee thereunder.

(5)	With respect to any Warrants, when such Warrants have been duly executed and delivered in accordance with a warrant agreement relating to such Warrants (“Warrant Agreement”) and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, such Warrants will be legal, valid and binding obligations of the Company, subject to (a) the Warrant Agreement having been duly authorized and validly executed and delivered by the Company and each other party thereto and (b) the establishment of the terms of such Warrants in accordance with the Warrant Agreement.

(6)	With respect to any Rights, when (a) the terms of such Rights to be issued under the applicable Rights Agreement and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (b) such Rights have been duly executed and authenticated in accordance with the applicable Rights Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company, such Rights will constitute valid and legally binding obligations of the Company.

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(7)	With respect to any Purchase Contracts, when (a) the terms of the applicable Purchase Contract Agreement or governing instruments or other agreements under which certain of the Purchase Contracts are to be issued have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, (b) the applicable Purchase Contract Agreement has been duly executed and delivered, (c) the terms of such Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement, and (d) such Purchase Contracts have been duly executed and authenticated in accordance the applicable Purchase Contract Agreement and issued and sold as contemplated in the Registration Statement and consideration therefor has been received by the Company, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company, such Purchase Contracts will constitute valid and legally binding obligations of the Company.

(8)	With respect to any Units, when (a) the terms of the applicable Unit Agreement or governing instruments or other agreements under which certain of the Units are to be issued have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, (b) the applicable Unit Agreement has been duly executed and delivered, (c) the terms of such Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement, and (d) such Units have been duly executed and authenticated in accordance the applicable Unit Agreement and issued and sold as contemplated in the Registration Statement and consideration therefor has been received by the Company, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company, such Units will constitute valid and legally binding obligations of the Company.

(9)	With respect to shares of Common Stock or Preferred Stock to be issued upon conversion or exchange of Debt Securities or Preferred Stock, when (a) if applicable, the Certificate of Designation for the Preferred Stock to be issued has been duly executed and filed with the Office of the Secretary of State of the State of Delaware and (b) such shares of Common Stock or Preferred Stock, as the case may be, have been issued and delivered in accordance with the terms of the applicable Debt Securities or Preferred Stock, as the case may be, for consideration in an amount at least equal to the par value thereof, such shares of Common Stock or Preferred Stock will be validly issued, fully paid and non-assessable.

(10)

With respect to shares of Common Stock or Preferred Stock to be issued upon exercise of Warrants, when (a) if applicable, the Certificate of Designation for the Preferred Stock to be issued has been duly executed and filed with the Office of the Secretary of State of the

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State of Delaware and (b) such shares of Common Stock or Preferred Stock, as the case may be, has been issued and delivered in accordance with the terms of the applicable Warrants and any applicable Warrant Agreement for consideration in an amount at least equal to the par value thereof, such shares of Common Stock or Preferred Stock will be validly issued, fully paid and non-assessable.

(11)	With respect to Depositary Shares to be issued upon exercise of Warrants, when (a) the Depositary Shares have been duly authorized by the Board of Directors of the Company or a duly authorized committee thereof, (b) a Deposit Agreement relating to such Depositary Shares has been duly authorized, executed and delivered by the Company, (c) the terms of such Depositary Shares and of their sale and issuance have been duly established in conformity with the certificate of incorporation of the Company, the bylaws of the Company and the Deposit Agreement, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (d) such Depositary Shares have been duly issued and delivered in accordance with the terms of the applicable Warrants and any applicable Warrant Agreement and consideration therefor has been received by the Company, and if all of the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company, such Depositary Shares will be duly authorized and constitute valid and legally binding obligations of the Company.

(12)	With respect to Debt Securities to be issued upon exercise of the Warrants, when (a) the applicable indenture has been qualified under the United States Trust Indenture Act of 1939, as amended, and (b) such Debt Securities have been executed, issued, delivered and authenticated in accordance with the terms of the applicable indenture, any applicable supplement thereto and delivered in accordance with the terms of the applicable Warrants and any applicable Warrant Agreement against the receipt of the requisite consideration therefor provided for therein, such Debt Securities will constitute legal, valid and binding obligations of the Company, subject to (x) the establishment of the terms of such Debt Securities in accordance with the applicable indenture and any applicable supplement thereto and (y) any such supplemental indenture having been duly authorized and validly executed and delivered by the Company and the trustee thereunder.

Our advice on every legal issue addressed in this letter is based exclusively on (i) the General Corporation Law of the State of Delaware (including the statutory provisions thereof, all applicable provisions of the Delaware Constitution and reported judicial decisions of the State of Delaware interpreting the foregoing), and (ii) New York law with respect to the Debt Securities offered under the applicable indenture and with respect to the Warrants, Depositary Shares, Rights, Purchase Contracts and Units. We have assumed that each Warrant Agreement, Deposit Agreement, Rights Agreement, Purchase Contract Agreement and Unit Agreement, the applicable indenture and each applicable supplemental indenture to the applicable indenture, will

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be governed by New York law. Our advice represents our opinion as to how such issue would be resolved were it to be considered by the highest court in the jurisdiction that enacted such law. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

This opinion is given on the basis of the statutory laws and judicial decisions in effect, and the facts existing, as of the date hereof. We have not undertaken any obligation to advise you of changes in matters of fact or law which may occur after the date hereof.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Securities nor do we express any opinion regarding the Securities Act or any other federal securities laws or regulations. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is furnished to the Company in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by the Company for any other purposes.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) other commonly recognized statutory and judicial constraints on enforceability, including, without limitation, statutes of limitations.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ JENNER & BLOCK LLP
JENNER & BLOCK LLP